BY-LAWS

                                       FOR

                            PBHG ADVISOR FUNDS, INC.


                                    ARTICLE I

                                     Offices


         Section 1. Principal Office. The principal office of the Corporation in the State of Maryland shall be in the City of Baltimore.

         Section 2. Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            Meetings of Stockholders

         Section 1. Annual Meeting. Subject to this Article II, an annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall select. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of Directors is not required to be acted upon under the Investment Company Act of 1940.



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         Section 2. Special Meetings. Special meetings of stockholders may be called at any time by the President, the Secretary or by a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting.

         Special meetings of the stockholders shall be called by the Secretary upon receipt of written request of the holders of shares entitled to cast not less than 10% of the votes entitled to be cast at such meeting, provided that
(1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

         Section 3. Place of Meetings. Meetings of stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.


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         Section 4. Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each stockholders' meeting and, if the meeting is a special meeting, the purpose or purposes of the meeting, shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

         Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting.

         Section 5. Quorum Adjournment of Meetings. The presence at any stockholders' meeting, in person or by proxy, of stockholders of one third of the shares of the stock of the Corporation thereat shall be necessary and sufficient to constitute a quorum for the transaction of business, except for any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by

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proxy of stockholders of one third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum. The holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, whether or not sufficient to constitute a quorum, or, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

         Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board (if one has been designated by the Board), or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Senior Vice President or a Vice President, shall act as chairman of the meeting; provided, however, that if no such officer is present or able to act, a chairman of the meeting shall be elected at the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.


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         Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         Section 8. Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each dollar (and each fractional dollar thereof) of net asset value (number of shares owned times net asset value per share) of shares of stock outstanding in such holder's name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 9 of this Article or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

         Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. A stockholder may duly authorize such attorney-in-fact through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every

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proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes validly cast at a meeting of stockholders at which a quorum is present.

         If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. Fixing of Record Date. The Board of Directors may fix a time not less than 10 nor more than 90 days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting

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stock at such time and no other shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. The Board of Directors may fix a record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights, but such date shall be not more than 90 days before the date on which such payment or allotment is made. If no record date has been fixed, the record date for determining stockholders entitled to receive dividends or an allotment of rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or an allotment of rights is adopted, but the payment or allotment shall not be made more than 60 days after the date on which the resolution is adopted.

         Section 10. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without

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prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

                                   ARTICLE III
                               Board of Directors

         Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and all powers of the Corporation may be exercised by or under authority of the Board of Directors.

         Section 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be less than three (3) nor more than fifteen (15) except that the Corporation shall have at least one (1) Director if there is no stock outstanding, and, if there is stock outstanding and so long as there are less than three stockholders, the number of Directors may be less than three (3) but not less than the number of stockholders. Any vacancy created by an increase in

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Directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his term unless such Director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be stockholders.

         Section 3. Election and Term of Directors. Directors shall be elected annually, by written ballot at the annual meeting of stockholders or a special meeting held for that purpose; provided, however, that if no annual meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 1 of Article II of these By-Laws, Directors shall be elected at the next annual meeting held. The term of office of each Director shall be elected at the next annual meeting held. The term of office of each Director shall be from time to time of his election and qualification until the election of Directors next succeeding his election and until his successor shall have been elected and shall have qualified.

         Section 4. Resignation. A Director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it

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shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Removal of Directors. Any Director of the Corporation may be removed in accordance with the Articles of Incorporation.

         Section 6. Vacancies. If any vacancies shall occur in the Board of Directors (i) by reason of death, resignation, removal or otherwise, the remaining Directors shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the remaining Directors, although less than a quorum, and (ii) by reason of an increase in the authorized number of Directors, such vacancies (if not previously filled by the stockholders) may be filled only by a majority vote of the entire Board of Directors.

         Section 7. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be

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specified or fixed in the respective notices or waivers of notice thereof.

         Section 8. Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such regular meetings need not be in writing, provided that notice of any change in the time or place or such fixed regular meetings shall be communicated promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 9 of this Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

         Section 9. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board, the President, the Secretary or two or more of the Directors. Notice of special meetings, stating the time and place, shall be communicated to each Director personally by telephone or

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transmitted to him by telegraph, telefax, telex, cable or wireless at least one day before the meeting.

         Section 10. Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

         Section 11. Quorum and Voting. At all meetings of the Board of Directors, the presence of one third of the entire Board of Directors shall constitute a quorum unless there are only two or three Directors, in which case two Directors shall constitute a quorum. If there is only one Director, the sole Director shall constitute a quorum. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 12. Organization. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and

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preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

         Section 13. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

         Section 14. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

                                   ARTICLE IV
                                   Committees

         Section 1. Organization. By resolution adopted by the Board of Directors, the board may designate one or more committees, including an Executive Committee, composed of two or more Directors. The Chairmen of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to

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fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock, declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

         Section 2. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.


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                                    ARTICLE V
                         Officers, Agents and Employees

         Section 1. General. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 8 of this Article V.

         Section 2. Election Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 8 of this Article V, shall be elected by the Board of Directors at its first meeting and thereafter annually at an annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

         Section 3. Removal and Resignation. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed

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from office by the vote of a majority of the members of the Board of Directors at any regular meeting or at a special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 4. President. The President shall be the chief executive officer of the Corporation. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 5. Executive Vice President, Senior Vice President and Vice President. The Board of Directors may from time to time elect one or more Executive Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Executive Vice President (or, if there are two or

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more Executive Vice Presidents, then the more senior of such officers present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Senior Vice President and Vice President may perform such duties as the Board of Directors may assign.

         Section 6. Treasurer and Assistant Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, the Assistant Treasurer (or if there are two or more Assistant Treasurers, then the more senior of such officers present and able to act) may perform all of the duties of the Treasurer.

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         Section 7. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including such books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

         Any Assistant Secretary may perform such duties of the Secretary as the Secretary of the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

         Section 8. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate

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officers or agents and to prescribe their rights, terms of office, authorities and duties.

         Section 9. Remuneration. The salaries or other compensation, if any, of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 8 of this Article V.

         Section 10. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.


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                                   ARTICLE VI
                                 Indemnification

         The Corporation shall indemnify (a) its Directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by (i) Maryland law now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) the Investment Company Act of 1940, as amended, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

                                   ARTICLE VII
                                  Capital Stock

         Section 1. Stock Certificates. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of

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Directors may from time to time prescribe. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President, an Executive Vice President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Certificates may be sealed with the actual corporate seal or a facsimile of it or in any other form. Any or all of the signatures or the seal on the certificate may be manual or a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue unless written instructions of the Corporation to the contrary are delivered to such officer, transfer agent or registrar.

         Section 2. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the office of the transfer agent of the Corporation.


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         Section 3. Transfer of Shares. Transfers of shares of stock of the
Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove

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transfer agents and/or registrars of transfers of shares of stock of the
Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

         Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding,

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the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

                                  ARTICLE VIII
                                      Seal

         The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland". The form of the seal may be altered by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Any Officer or Director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE IX
                                   Fiscal Year

         The fiscal year of the Company shall be determined by resolution of the Board of Directors.


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                                    ARTICLE X
                           Depositories and Custodian

         Section 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

         Section 2. Custodians. All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

                                   ARTICLE XI
                            Execution of Instruments

         Section 1. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate or as these By-Laws provide.

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         Section 2. Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or so transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, any Executive Vice President, any Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

                                   ARTICLE XII
                         Independent Public Accountants

         The Corporation shall employ an independent public-accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.

                                  ARTICLE XIII
                                   Amendments

         These By-Laws or any of them may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present

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


or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. These By-Laws may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.


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